Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Wendy’s Company, of our report dated February 29, 2012 relating to the financial statements of TIMWEN Partnership, which appears in The Wendy’s Company’s Annual Report on Form 10-K for the year ended January 1, 2012.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants

Toronto, Canada
March 30, 2012

PricewaterhouseCoopers LLP, Chartered Accountants

PwC Tower, 18 York Street, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.